Exhibit 5.1

[Letterhead of Piper & Marbury L.L.P.]


May 15, 1997


Agree Realty Corporation
31850 Northwestern Highway
Farmington Hills, Michigan 48334

Registration Statement on S-11
------------------------------


Ladies and Gentlemen:

        We have acted as special Maryland counsel to Agree Realty Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-11 of the Company (Registration No. 333- 25313)(the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of up to 1,725,000 shares of Common Stock, par value $.0001 per share, of the Company (the "Shares") to be sold by the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement.

        In rendering the opinion expressed herein, we have examined the Registration Statement (and all amendments thereto), the Charter and ByLaws of the Company, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined a Certificate of an Officer of the Company dated May 15, 1997 (the "Certificate"). In rendering our opinion, we are relying as to factual matters on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

        Based upon the foregoing, we are of the opinion and so advise you that upon the issuance and delivery of the Shares in accordance with the terms set forth in the Registration Statement, the Shares will have been duly and validly authorized and will be legally issued and fully-paid and non-assessable.


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Agree Realty Corporation
May 15, 1997
Page 2


        The Opinion expressed herein is solely for the use of (i) the Company in connection with the Registration Statement, and (ii) Kramer, Levin, Naftalis & Frankel in giving their tax opinion to be filed as an exhibit to the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                  Very truly yours,
                                  /s/ Piper & Marbury L.L.P.